Exhibit 99.1

Contact:

Charles L. Dunlap, CEO

Frederick W. Boutin, CFO

Gregory J. Pound, COO

303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES THAT MORGAN STANLEY HAS ENTERED INTO AN AGREEMENT TO SELL ITS INTEREST IN TRANSMONTAIGNE TO NGL ENERGY PARTNERS LP

June 9, 2014	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced that Morgan Stanley entered into a definitive agreement to sell its 100% ownership interest in TransMontaigne Inc. to NGL Energy Partners LP.   TransMontaigne Inc. is the indirect parent of TransMontaigne GP L.L.C., the general partner of TLP.  The sale, which will result in a change in control of TLP, includes Morgan Stanley’s General Partner and Limited Partner interests in TLP and the assumption by NGL of Morgan Stanley’s obligations to TLP under certain terminaling services agreements.   The transaction does not involve the sale or purchase of any of the LP units held by the public.

NGL Energy Partners LP is a Delaware limited partnership that owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL liquids and retail propane. NGL completed its initial public offering in May 2011. Further information on NGL can be found on their website at www.nglenergypartners.com.

Chuck Dunlap, TransMontaigne’s Chief Executive Offer commented: “We are excited to join NGL, and feel the combination of TLP with NGL’s existing assets and operations will be uniquely positioned to capitalize on future growth opportunities in the midstream space. TLP’s refined petroleum products assets, coupled with TransMontaigne Inc.’s marketing and distribution business, will complement NGL’s diverse and growing business lineup.”

The transaction is subject to regulatory approvals and is expected to close in the third quarter of 2014.  There can be no assurance that a transaction will occur, or the timing of any such transaction.  TLP does not currently intend to disclose further developments with respect to this process except to the extent required by law or otherwise deemed appropriate by its general partner.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the

1670 Broadway • Suite 3100 • Denver, CO   80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  P. O. Box 5660 • Denver, CO   80217-5660

www.transmontaignepartners.com

distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  TransMontaigne Partners has no officers or employees and all of our management and operational activities are provided by officers and employees of TransMontaigne Services Inc. TransMontaigne Services Inc. is an indirect wholly owned subsidiary of TransMontaigne Inc. TransMontaigne Inc. is an indirect wholly owned subsidiary of Morgan Stanley. We are controlled by our general partner, TransMontaigne GP L.L.C., which is an indirect wholly owned subsidiary of TransMontaigne Inc. News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 11, 2014. Further, the company is subject to the risks and uncertainties resulting from the sale of TransMontaigne Inc., which indirectly owns the general partner and the resultant change in control of the company.  We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

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